UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Express, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-2828128
(State of incorporation or organization)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Explanatory Note

This Amendment No. 1 to Form 8-A is filed to supplement and amend the information set forth in the Form 8-A of Express, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2014.

Item 1.	Description of Registrant’s Securities to be Registered.

On June 10, 2015, the Company and Computershare Trust Company, N.A. (“Computershare”), entered into Amendment No. 1 to the Stockholder Protection Rights Agreement (“Amendment No. 1”) relating to the Stockholder Protection Rights Agreement (the “Rights Agreement”), dated as of June 12, 2014, between the Company and Computershare, as Rights Agent.

The description of Amendment No. 1 is incorporated by reference herein to the Company’s Current Report on Form 8-K, filed on June 11, 2015, and is qualified in its entirety by reference to the Rights Agreement and Amendment No. 1. A copy of Amendment No. 1 is attached hereto as an exhibit and is incorporated herein by reference. A copy of the Rights Agreement was previously filed as Exhibit 4.1 to the Company’s Form 8-K filed on June 13, 2014, and is also incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

(1)	Amendment No. 1, dated as of June 10, 2015, to the Stockholder Protection Rights Agreement, dated as of June 12, 2014, between Express, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 11, 2015).

(2)	Stockholder Protection Rights Agreement, dated as of June 12, 2014, between Express, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EXPRESS, INC.

By:	/s/ Lacey J. Bundy
Name:	Lacey J. Bundy
Title:	Senior Vice President, General Counsel & Secretary

Date: June 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

(1)	Amendment No. 1, dated as of June 10, 2015, to the Stockholder Protection Rights Agreement, dated as of June 12, 2014, between Express, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 11, 2015).

(2)	Stockholder Protection Rights Agreement, dated as of June 12, 2014, between Express, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2014).